Exhibit (a)(iii)

SCHEDULE A

SERIES AND CLASSES

As of May 18, 2006

Series	Classes
Institutional Money Market Fund	Comerica K and Comerica Y
Liquidity Money Market Fund	L
Munder Asset Allocation Fund - Balanced	A, B, C, K, R and Y
Munder Bond Fund	A, B, C, K, R and Y
Munder Cash Investment Fund	A, B, C, K, R and Y
Munder Energy Fund	A, B, C, K, R and Y
Munder Index 500 Fund	A, B, K, R and Y
Munder Intermediate Bond Fund	A, B, C, K, R and Y
Munder International Bond Fund	A, B, C, K, R and Y
Munder International Equity Fund	A, B, C, K, R and Y
Munder Internet Fund	A, B, C, K, R and Y
Munder Large-Cap Core Growth Fund	A, B, C, K, R and Y
Munder Large-Cap Value Fund	A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund	A, B, C, K, R and Y
Munder Real Estate Equity Investment Fund	A, B, C, K, R and Y
Munder S&P MidCap Index Equity Fund	K and Y
Munder S&P SmallCap Index Equity Fund	K and Y
Munder Small-Cap Value Fund	A, B, C, K, R and Y
Munder Small-Mid Cap Fund	A, B, C, K, R and Y
Munder Tax-Free Money Market Fund	A, R, K and Y
Munder Tax-Free Short & Intermediate Bond Fund	A, B, C, K, R and Y
Munder Technology Fund	A, B, C, K, R and Y

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